Exhibit 10.4

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: August 12, 2025

$5,662,000

SENIOR SECURED NOTE
DUE APRIL 15, 2027

THIS SENIOR SECURED NOTE is one of a series of duly authorized and validly issued Senior Secured Notes of Nvni Group Limited, a Cayman Islands exempted company (the “Company”), having its principal place of business at P.O. Box 10008, Pavilion East, Cricket Square Grand Cayman, Cayman Islands KY1-1001 designated as its Senior Secured Note due April 15, 2027 (this note, the “Note” and, collectively with the other notes of such series, the “Notes”).

FOR VALUE RECEIVED, the Company promises to pay to [ ] or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $5,662,000 on April 15, 2027 (the “Maturity Date”) or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then Outstanding Principal Value of this Note in accordance with the provisions hereof. This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Exchange Agreement and (b) the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Alternate Conversion Date” shall have the meaning set forth in Section 9(a).

“Alternate Conversion Price” means a price equal to the lesser of (x) the Conversion Price on the applicable Alternate Conversion Date and the (y) the Conversion Price on the date that is one Trading Day prior to the occurrence of the applicable Event of Default, but, in each case, disregarding the Floor Price.

“Acquisition” means the acquisition by the Company or any Subsidiary of another Person or all or substantially all of the assets of another Person (or any business unit thereof).

“Applicable Rate” means (a) if no Event of Default has occurred and is continuing, a per annum rate of zero percent (0%) and (b) if an Event of Default has occurred and is continuing, a per annum rate of twelve percent (12%).

“Bankruptcy Event” means any of the following events: (a) the Company or any Subsidiary thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, restructuring or liquidation or similar law of any jurisdiction relating to the Company or any Subsidiary thereof, (b) there is commenced against the Company or any Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Subsidiary thereof suffers any appointment of any custodian or the like for it or any material part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Subsidiary thereof calls a meeting of all of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, (g) the Company or any Subsidiary thereof admits in writing that it is generally unable to pay its debts as they become due, (h) the Company or any Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing.

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(f).

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally are open for use by customers on such day.

“Buy-In” shall have the meaning set forth in Section 4(d)(v).

“Change of Control Put Right” shall have the meaning set forth in Section 6(b).

“Change of Control Put Period” shall have the meaning set forth in Section 6(b).

“Change of Control Transaction” means the occurrence after the Closing Date, of any of (a) an acquisition by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of shares of the Company, by contract or otherwise) of in excess of 50% of the voting shares of the Company (other than by means of conversion or exercise of the Note and the Securities issued together with the Note), (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the shareholders of the Company immediately prior to such transaction (directly or indirectly) own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction, or (c) the Company, directly or indirectly, sells or transfers all or substantially all of its assets to another Person other than to one or more Guarantors that are parties to the Subsidiary Guaranty and Security Documents reasonably satisfactory to the Collateral Agent.

“Code” means the U.S. Internal Revenue Code.

“Collateral Agent” means [ ].

“Commission” means the U.S. Securities and Exchange Commission.

“Contingent Acquisition Consideration” means any seller note, earn-out obligation, or similar deferred obligation of the Company or any of its Subsidiaries incurred or created in connection with a Permitted Acquisition.

“Conversion Date” shall have the meaning set forth in Section 4(b).

“Conversion Notice” shall have the meaning set forth in Section 4(b).

“Conversion Price” means a price equal to the lower of (but not lower than the prevailing Floor Price): (1) the Fixed Price then in effect and (2) 92% of the lowest daily VWAP during the seven (7) consecutive Trading Days ending on and including the applicable date of determination.

“Conversion Shares” shall have the meaning set forth in Section 4(b).

“Disqualified Stock” shall mean, with respect to any Person, any equity interests of such Person that, by their terms (or by the terms of any security or other equity interests into which such equity interests are convertible or exchangeable) or upon the happening of any event or condition (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Note) (a) matures or is mandatorily redeemable for cash, pursuant to a sinking fund obligation or otherwise, (b) is redeemable for cash at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other equity interests that would constitute Disqualified Stock, in each case, prior to the Maturity Date. Notwithstanding the foregoing: (i) any equity interests issued to any employee or to any plan for the benefit of employees of the Company or the Subsidiaries or by any such plan to such employees shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability and (ii) any class of equity interests of such Person that by its terms provides that obligations thereunder will be satisfied by delivery of Ordinary Shares shall not be deemed to be Disqualified Stock.

“DWAC Eligible” means that (a) the Ordinary Shares are eligible at DTC for full services pursuant to DTC’s Operational Arrangements, including transfer through DTC’s DWAC system, (b) the Company has been approved (without revocation) by the DTC’s underwriting department, (c) the Transfer Agent is approved as an agent in the DTC/FAST Program, (d) the Conversion Shares are otherwise eligible for delivery via DWAC, and (e) the Transfer Agent does not have a policy prohibiting or limiting delivery of the Conversion Shares via DWAC.

“Early Redemption Amount” means the sum of (a) 110% of the Outstanding Principal Value of the Note, (b) accrued but unpaid interest, and (c) all other amounts due in respect of the Note and the other Transaction Documents, and (d) the Remaining Option Value.

“EBITDA” means, with respect to any period in question, the net income or loss of the Company and its Subsidiaries on a consolidated basis before interest, income taxes, depreciation and amortization expense, all as determined in accordance with IFRS consistently applied for such period. As of any applicable date of determination, EBITDA shall be converted into U.S. Dollars using the Brazilian Real spot rate as reported by Bloomberg (BRL:CUR) at 9:00 a.m. (New York City time) on the date in question.

“Equity Conditions” means, for each Trading Day during the 30 consecutive Trading Day period prior to the applicable date in question, (a) the Company shall have duly and timely issued all Ordinary Shares required to be issued to the Holder pursuant to the terms of this Note, if any, (b) the Company shall have paid all principal, interest and liquidated damages and other amounts owing to the Holder in respect of this Note, (c) the shares issuable pursuant to this Note shall be Freely Tradable by the Holder upon issuance, (d) the Ordinary Shares are trading on a Trading Market and all of the Ordinary Shares issuable pursuant to the Transaction Documents are listed or quoted for trading on such Trading Market (and the Company believes, in good faith, that trading of the Ordinary Shares on a Trading Market will continue uninterrupted for the foreseeable future), (e) the number of authorized but unissued and otherwise unreserved Ordinary Shares equals at least 200% of the quotient of (x) $675,000 and (y) the Conversion Price on the applicable Monthly Redemption Date, (f) there is no existing Event of Default and no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default, (g) there is no Public Information Failure, (h) the Ordinary Shares must be DWAC Eligible, (i) the issuance of the shares in question to the Holder would not violate the limitations set forth in Section 4(f) herein, (j) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated, (k) the applicable Holder is not in possession of any information provided by the Company, any of its Subsidiaries, or any of their officers, directors, employees, agents or Affiliates, that constitutes, or may constitute, material non-public information, (l) no bona fide material dispute shall exist, by and between any of holder of the Notes and the Company, any Trading Market and/or the Financial Industry Regulatory Authority with respect to any term or provision of any Note or any other Transaction Document; (m) the Company and its Subsidiaries have complied with their respective obligations under the Transaction Documents in all material respects, (n) the Company shall not be suspended from trading in or delisted from the Principal Market; (o) the daily dollar trading volume for the Ordinary Shares during market hours on the principal Trading Market equals or exceeds $125,000 per Trading Day (p) the daily VWAP for the Ordinary Shares is at least $1.25 (subject to adjustment for share splits, Stock Dividends or share combinations) and (q) there is no breach of any covenant in any Transaction Document regardless of any applicable cure periods; (r) the Ordinary Shares are not subject to any DTC “chill” or similar event; and (s) no event or circumstance has had or would reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

“Event of Default” shall have the meaning set forth in Section 8(a).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Agreement” means the Securities Exchange Agreement, dated as of December 11, 2025 among the Company and the original Holder, as amended, modified or supplemented from time to time in accordance with its terms.

“Excluded Account” means in the ordinary course of business in each case: any (a) payroll and other employee wage and benefit accounts and any account used for disbursements, (b) tax accounts, including, without limitation, sales tax accounts, and any tax benefits accounts, (c) fiduciary and trust accounts, (d) zero balance accounts, (e) other accounts in respect of which the average monthly balance of funds on deposit therein does not exceed (x) for any such account excluded in reliance on this clause (e) individually, $50,000 and (y) for all such accounts excluded in reliance on this clause (f) in the aggregate, $250,000, and (g) accounts cash collateralizing letter of credit obligations to the extent permitted under the Note.

“Excluded Securities” means the issuance of (a) Ordinary Shares, share options, restricted share units and performance share units to employees, officers or directors of, or consultants to the Company pursuant to any equity incentive plan or employee share purchase plan duly adopted for such purpose, (b) Ordinary Shares upon the exercise or exchange of or conversion of any of the Securities and/or other securities exercisable or exchangeable for or convertible into Ordinary Shares issued and outstanding on the date of this Note, provided that such securities have not been amended since the date of this Note to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with share splits or combinations) or to extend the term of such securities, and (c) securities issued pursuant to acquisitions, mergers, consolidations, purchases of the assets of a corporation or other entity, or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and provided further that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, which are issued as restricted securities (within the meaning of Rule 144) and are not afforded registration rights.

“Excluded Subsidiary” means a Subsidiary of the Company that has not delivered a Subsidiary Guaranty and Security Documents; provided, that such Subsidiary an Immaterial Subsidiary.

“Floor Price” means 20% of the “Minimum Price” (as defined in Rule 5635 of the Rule of the Nasdaq Stock Market) on the date of the Exchange Agreement, which is initially $0.722 (subject to adjustment for stock splits, Stock Dividends or stock combinations); provided, however, beginning on the date that is the six (6) month anniversary of the Original Issue Date and on the same day of every six (6) months thereafter (each, a “Floor Price Reset Date”), the Floor Price shall adjust (downwards only) to 20% of the “Minimum Price” (as defined in Rule 5635 of the Rule of the Nasdaq Stock Market) immediately prior to such Floor Price Reset Date. In addition, the Company may voluntarily reduce (and only reduce) the Floor Price in its sole discretion by providing written notice of such reduction to the Holder.

“Free Cash Flow” means, with respect to any period, cash flow of the Company and its Subsidiaries on a consolidated basis from operating activities as presented in the Company’s statement of cash flows for such period less all capital expenditures incurred during such period. As of any applicable date of determination, Free Cash Flow shall be converted into U.S. Dollars using the Brazilian Real spot rate as reported by Bloomberg (BRL:CUR) at 9:00 a.m. (New York City time) on the date in question.

“Freely Tradable” means that the Conversion Shares (i) can be traded by a holder thereof that is not an Affiliate of the Company and has not been an Affiliate of the Company for the immediately preceding 90 days, or pursuant to an effective Registration Statement and (ii) are issued upon conversion of this Note free of restrictive legends.

“Fundamental Transaction” shall have the meaning set forth in Section 5.

“Holders” means the persons in whose name the Notes are registered on the Note Register.

“IFRS” means International Financial Reporting Standards applied on a consistent basis during the periods involved.

“Immaterial Subsidiary” means any Subsidiary of the Company that individually, and in the aggregate together with all other Immaterial Subsidiaries, constitutes or holds less than 2% of the Company’s consolidated total assets (but not more than 5% of the Company’s consolidated cash) and generates less than 5% of the Company’s consolidated total revenue, in each case, determined with reference to the most recent fiscal period for which financial statements were filed with the SEC.

“Indebtedness” of a Person shall include (a) all obligations for borrowed money or the deferred purchase price of property or services including without limitation, merchant cash advances (excluding trade accounts payable incurred in the ordinary course of business), (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, surety bonds, bankers acceptances, currency swap agreements, interest rate hedging agreements, interest rate swaps or other financial products, (c) all capital lease obligations (as determined in accordance with IFRS), (d) all obligations or liabilities secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed by such Person, (e) any obligation arising with respect to any other transaction that is the functional equivalent of borrowing but which does not constitute a liability on the balance sheets of such Person (excluding trade credit and trade accounts payable incurred in the ordinary course of business), (e) Disqualified Stock, and (f) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse) any of the foregoing obligations of any other Person.

“Intellectual Property Rights” means all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the SEC Reports as necessary or required for use in connection with the Company and its Subsidiaries’ respective businesses.

“Investments” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition (including by merger) of equity interests of another Person, (b) a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitutes a business unit or all or a substantial part of the business of, such Person.

“Liens” means any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries.

“Material Adverse Effect” means (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform or pay in any material respect on a timely basis its obligations under any Transaction Document.

“Monthly Redemption” means the redemption of this Note pursuant to Section 4(a).

“Monthly Redemption Amount” means, as to a Monthly Redemption, $400,000, plus accrued but unpaid interest, any Deferral Amount allocated to such Monthly Installment Date and all other amounts due in respect of the Note and the other Transaction Documents.

“Monthly Redemption Date” means the last Business Day of each calendar month, commencing with February 9, 2026, and terminating upon the full redemption of this Note.

“Monthly Redemption Notice” shall have the meaning set forth in Section 4(b).

“Monthly Redemption Period” shall have the meaning set forth in Section 4(b).

“New York Courts” shall have the meaning set forth in Section 9(d).

“Note Register” shall have the meaning set forth in Section 2(b).

“Optional Redemption Conditions” means, with respect to the optional redemption of the Notes pursuant to Section 6(a), on the date of the Optional Redemption Notice and each on each Trading Day of the Optional Redemption Period, no Event of Default has occurred or is ongoing.

“Optional Redemption Date” shall have the meaning set forth in Section 6(a).

“Optional Redemption Notice” shall have the meaning set forth in Section 6(a).

“Optional Redemption Notice Date” shall have the meaning set forth in Section 6(a).

“Ordinary Shares Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Ordinary Shares, including, without limitation, any debt, preferred shares, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares.

“Original Issue Date” means August 12, 2025, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Notes.

“Outstanding Principal Value” as of any time of determination, means 108% of all outstanding principal of this Note as of such time of determination.

“Outstanding Value”, as of any time of determination, means the Outstanding Principal Value of this Note, accrued and unpaid interest and accrued and unpaid on such Outstanding Principal Value, interest and any other unpaid amounts pursuant to the Transaction Documents, in each case, as of such time of determination.

“Participant Register” shall have the meaning set forth in Section 2(b).

“Permitted Acquisition” means an Acquisition in which (a) upon consummation of such Acquisition, the newly acquired (or continuing or surviving) Person executes and delivers a joinder to the Guaranty, (b) no Event of Default has occurred or is continuing at the time of the consummation of such Permitted Acquisition and the consummation of such Permitted Acquisition does not result in the occurrence of an Event of Default, (c) any obligations to pay Contingent Acquisition Consideration shall be unsecured and shall have been subordinated to the obligations of the Company and its Subsidiaries under this Note and the other Transaction Documents pursuant to a subordination agreement in form and substance satisfactory to the Collateral Agent and (d) the Collateral Agent shall be granted a first priority lien on the assets of the acquired Person and (e) the Company and its Subsidiaries do not incur Indebtedness (other than Permitted Indebtedness) or become subject to Liens (other than Permitted Liens) as a result of such Acquisition and related transactions.

“Permitted Dispositions” means (a) sales of inventory and product in the ordinary course of business and (b) dispositions of worn out, obsolete, surplus or unneeded equipment or other property in the ordinary course of business.

“Permitted Indebtedness” means (a) the Indebtedness evidenced by the Note and the other Transaction Documents, (b) the Indebtedness existing on the Closing Date, and disclosed in the SEC Reports, (c) unsecured Indebtedness incurred in the ordinary course of business and not exceeding $500,000 in the aggregate at any time outstanding, and (d) Indebtedness arising in connection with the endorsement of instruments or other payment items for deposit in the ordinary course of business consistent with past practice and not for borrowed money, (e) Indebtedness incurred in the ordinary course of business in respect of credit cards in an amount not to exceed $50,000 at any one time in the aggregate, and (f) a credit facility in aggregate principal amount of up to $60,000,000 unsecured or secured by up to 50% of the Company’s and its Subsidiaries’ receivables and revenue and is non-recourse except to such receivables and revenue; provided, that such credit facility shall not prohibit the Company’s payment and performance of this Note or the other Transaction Documents, including timely payment of principal and interest hereunder.

“Permitted Lien” means the individual and collective reference to the following: (a) Liens in favor of Holder or the Collateral Agent, (b) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with IFRS, (c) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (d) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (e) Liens on up to 50% of the Company’s receivables and revenues securing Permitted Indebtedness set forth in clause (d) of the definition thereof, and (f) other Liens securing obligations in an outstanding principal amount not to exceed $500,000 at any one time.

“Principal Market” means the principal trading market for the Ordinary Shares, which is currently the Nasdaq Capital Market.

“Public Information Failure” means the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) and there is no pending extension of the deadline for filing a periodic report with the Commission under Rule 12b-25 of the Exchange Act.

“Registration Rights Agreement” means the Registration Rights Agreement contemplated by the Exchange Agreement.

“Registration Statement” means an effective registration statement covering the resale of the Conversion Shares under the Securities Act filed by the Company pursuant to the Registration Rights Agreement.

“Remaining Option Value” means, as of any time of determination, the remaining option value of this Note as of such time of determination calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the closing sale price of the Ordinary Shares on the Trading Day ended immediately preceding such time of determination, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Note, (iii) an exercise price equal to the Conversion Price then in effect, (iv) a zero cost of borrow and (v) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the “HVT” function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day ended immediately preceding such time of determination.

“Revenue” means the Company’s and its Subsidiaries’ consolidated revenue (as determined in accordance with IFRS). As of any applicable date of determination, Revenue shall be converted into U.S. Dollars using the Brazilian Real spot rate as reported by Bloomberg (BRL:CUR) at 9:00 a.m. (New York City time) on the date in question.

“SEC Reports” means all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the Closing Date (or such shorter period as the Company was required by law or regulation to file such material), including the exhibits thereto and documents incorporated by reference therein.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 4(d)(ii).

“Stock Dividend” means the Company’s issuance of solely Ordinary Shares as a dividend or distribution on all or substantially all Ordinary Shares.

“Successor Entity” shall have the meaning set forth in Section 5(g).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Ordinary Shares are listed or quoted for trading on the date in question: the NYSE American, NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” has the meaning given in the Exchange Agreement.

“Transfer Agent” means Continental Stock Transfer & Trust Company.

“Variable Rate Transaction” means a transaction in which the Company agrees to or enters into an agreement to (i) issue or sell any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional Ordinary Shares either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Ordinary Shares at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Ordinary Shares or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price.

“VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded), during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg through its “VAP” function (set to 09:30 start time and 16:00 end time) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations shall be appropriately adjusted for any share dividend, share split, recapitalization or other similar transactions during such period.

Section 2. Payments.

(a) Payment of Interest. The Company shall pay interest (if any) to the Holder on the aggregate unconverted and then Outstanding Principal Value of this Note (together with any other outstanding amounts owed to the Holder pursuant to the Transaction Documents) at the Applicable Rate, due and payable monthly, on the first Business Day of each calendar month and on the Maturity Date. Such payment of interest (if any) shall be included in the Monthly Redemption Amount and payable on the Monthly Redemption Date in either cash pursuant to Section 4(a) or in Conversion Shares via the alternate procedure set forth in Section 4(b).

(b) Note Register. The Company shall establish and maintain a record of ownership (the “Note Register”) in which it agrees to register by book entry the Holders’ and each subsequent assignee’s name and address and the principal amounts (and stated interest) of Investor’s and each subsequent assignee’s interest in the Notes. Any of the Holders that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the participated Notes (the “Participant Register”); provided that the Holders shall have no obligation to disclose all or any portion of the Participant Register (including the identity of any participant) to the Company except to the extent that such disclosure is necessary to establish that the applicable Note is in registered form under Treasury Regulations Section 5f.103-1(c). The entries in the Note Register and the Participant Register shall be conclusive absent manifest error. This Section 2(b) shall be construed so that the Notes are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code, and any related regulations (or any successor provisions of the Code or such regulations).

(c) Interest Calculations. Interest shall be calculated on the basis of a 360-day year and the actual number of days elapsed, consisting of twelve 30 calendar day periods, and shall accrue daily (but without compounding) commencing on the Closing Date, until payment in full of the Outstanding Principal Value of this Note, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made. Interest shall cease to accrue with respect to any principal amount converted, provided that, the Company actually delivers the Conversion Shares within the time period required by Section 4(d)(ii). Interest hereunder will be paid to the Person in whose name this Note is registered on the Note Register. The rates of interest under this Note are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Note.

(d) [Reserved]

(e) Prepayment. Except as otherwise set forth herein, including Section 6(a), the Company may not prepay all or any part of this Note.

(f) Intentionally Omitted.

(g) Application of Payments. All payments made under this Note shall be applied first to the payment of any fees or charges outstanding pursuant to the Transaction Documents, second to interest to the Holder on the aggregate unconverted and then Outstanding Principal Value of this Note in accordance with the provisions hereof, third, to other amounts due and payable hereunder other than the Outstanding Principal Value of this Note, and fourth, to the payment of the Outstanding Principal Value of this Note.

Section 3. Registration of Transfers and Exchanges.

(a) Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

(b) Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Exchange Agreement and may be transferred or exchanged only in compliance with the Exchange Agreement and applicable federal and state securities laws and regulations.

(c) Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4. Monthly Redemption and Conversion Mechanics.

(a) Unless the Company elects the alternate procedure set forth in Section 4(b), the Company shall pay the Monthly Redemption Amount to the Holder in cash by wire transfer of immediately available funds on each Monthly Redemption Date (the “Monthly Redemption”).

(b) Subject to the satisfaction (or written waiver by Holder) of the Equity Conditions on the Monthly Redemption Notice Date and the applicable Monthly Redemption Date and subject to any Beneficial Ownership Limitation (as defined below), in lieu of paying the Monthly Redemption Amount in cash on a particular Monthly Redemption Date, the Company may, by delivering an irrevocable written notice to Holder no later than 2 Trading Days’ prior to the applicable Monthly Redemption Date (the “Monthly Redemption Notice” and such required date of delivery, the “Monthly Redemption Notice Date”), permit the Holder to convert the Monthly Redemption Amount into Freely Tradable Ordinary Shares (“Conversion Shares”) during the period commencing on (and including) the Monthly Redemption Date and ending on and including the last Trading Day of the applicable month (the “Monthly Redemption Period” and such election a “Monthly Conversion Election”). Following the delivery by the Company of a valid Monthly Redemption Notice, at any time, and from time to time, during the applicable Monthly Redemption Period, the Holder may submit one or more written notices to the Company (a “Conversion Notice”) to convert all or a portion of the Monthly Redemption Amount at the Conversion Price as of the date of the applicable Conversion Notice subject to the last sentence of this Section 4(b) (the date of the Conversion Notice, the “Conversion Date”). Each Conversion Notice shall specify the amount of the outstanding Note to be converted and the Conversion Price. No ink-original Conversion Notice shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Conversion Notice form be required. Each conversion pursuant to this Section 4(b) shall be applied (a) first, to pay accrued Interest as of the applicable Conversion Date (if any) and (b) second, to reduce the applicable Monthly Redemption Amount.

(i) On or before the first (1st) Trading Day following the date of receipt of a Conversion Notice with respect to a conversion under this Section 4 and with respect to Alternate Conversions pursuant to Section 8, if the applicable Conversion Price, Acceleration Conversion Price or Alternate Conversion Price is less than the “conversion price”, “acceleration conversion price” or “alternate conversion price”, as applicable, specified on such Conversion Notice, the Holder may deliver an updated Conversion Notice to the Company correcting the Conversion Price, Acceleration Conversion Price or Alternate Conversion Price (and aggregate number of Conversion Shares to be issued) as specified in such Conversion Notice (provided, that if such updated Conversion Notice is not delivered to the Company on or prior to 9:30am, New York time on the Trading Day immediately following the applicable Conversion Date or Alternate Conversion Date, as applicable, the applicable Share Delivery Date shall be extended by one (1) Trading Day. In addition, notwithstanding anything contained herein to the contrary, in the event that the Company receives a Conversion Notice with respect to conversions pursuant to Section 4(b) and Accelerations pursuant to Section 4(b)(ii) at a time at which the Conversion Price, or Acceleration Conversion Price then in effect, without regard to the Floor Price (the “Applicable Conversion Price”) is less than the Floor Price then in effect, then the Company shall (x) issue the applicable number of Conversion Shares equal to the amounts under this Note to be converted divided by the Floor Price and (y) on the third Business Day following such Conversion Date, or Acceleration Date, as applicable, pay cash equal to the (A) the number of shares that would have been delivered using the Applicable Conversion Price minus (B) the number of shares delivered using the Floor Price multiplied by (C) the trading price of the Company’s Ordinary Shares at the time of delivery of the applicable Conversion Notice.

(ii) Notwithstanding any provision of this Section 4 to the contrary, with respect to any given Monthly Redemption Date (the “Current Redemption Date”), during the period commencing on the Monthly Redemption Date and ending on the Trading Day immediately prior to the next Monthly Redemption Date (the “Redemption Period”), each Holder may elect, at its option and in its sole discretion, at one or more times during such Redemption Period, to convert the Outstanding Value of this Note (each, an “Acceleration”, and each date of such Acceleration an “Acceleration Date,” and such aggregate amount of the Outstanding Value of this Note converted in an Acceleration, each, an “Acceleration Amount”), in whole or in part, at the lower of (a) the Conversion Price in effect on the Current Redemption Date and (b) the Conversion Price in effect on such Acceleration Date (the lower of (a) and (b) the “Acceleration Conversion Price”); Notwithstanding the foregoing, with respect to any given Redemption Period, the Holder may not elect to effect any Acceleration during such Redemption Period if, in the aggregate, the Acceleration Amount converted during such Redemption Period exceeds 275% of the Monthly Redemption Amount for such Current Redemption Date. For clarity, any Acceleration Amount shall be applied to the Monthly Redemption Date in inverse order from the Maturity Date unless otherwise indicated by the Holder.

(c) Deferral. The Holder may, at any time prior to a Monthly Redemption Date (in the case of a Monthly Redemption in cash pursuant to Section 4(a) or in the case of a Monthly Conversion Election pursuant to Section 4(b)), or during the Monthly Redemption Period (in the case of a Monthly Conversion Election pursuant to Section 4(b)), defer all or any portion of the applicable Monthly Redemption Amount (“Deferred” and amount Deferred a “Deferral Amount”) to a later Monthly Redemption Date at its sole discretion, evidenced in writing (which may be by e-mail) in which case, the Deferral Amount shall be added to, and become part of, such subsequent Monthly Redemption Amount.

(d) Permissive Conversion. Notwithstanding anything contained herein to the contrary, the Holder, may at its sole option and election, at any time and from time, submit a Conversion Notice for any portion of the Outstanding Value of this Note, using $4.36 (subject to adjustment as provided herein, the “Fixed Price”) as the “Conversion Price.”

(e)	Delivery of Conversion Shares.

(i) Conversion Shares Issuable Upon Conversion. The number of Conversion Shares issuable upon a conversion under Section 4(b) or Section 4(d) shall be determined by the quotient obtained by dividing (x) the amount of the applicable obligations under this Note and other Transaction Documents to be converted by (y) the Conversion Price.

(ii) Delivery of Conversion Shares Upon Conversion. Not later than the number of Trading Days comprising the Standard Settlement Period (as defined below) after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder the Conversion Shares which shall be Freely Tradable and free of restrictive legends representing the number of Conversion Shares being acquired upon the conversion of this Note. The Company shall deliver any Conversion Shares required to be delivered by the Company under this Section 4(e) electronically through the Depository Trust Company or another established clearing corporation performing similar functions. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Principal Market as in effect on the date of delivery of the Conversion Notice. To the extent that the delivery of Conversion Shares in connection with a Conversion Notice would result in the Holder exceeding the Beneficial Ownership Limitation, and the Holder does not elect in writing to withdraw, in whole, such Conversion Notice, the Company shall hold such Conversion Shares in abeyance for the benefit of the Holder until such time as such Conversion Notice may be satisfied without exceeding the Beneficial Ownership Limitation (with such calculations thereunder made as of the date such Conversion Notice was initially delivered to the Company).

(iii) Failure to Deliver Conversion Shares. If, in the case of any Conversion Notice, such Conversion Shares are not delivered to or as directed by the applicable Holder by the Share Delivery Date (a “Conversion Failure”), the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such Conversion Shares, to rescind such Conversion Notice, in which event the Company shall promptly return to the Holder any original Note delivered to the Company and the Holder shall promptly return to the Company the Conversion Shares issued to such Holder pursuant to the rescinded Conversion Notice.

(iv) Obligation Absolute. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In connection with the Holder’s conversion of amounts due under this Note in accordance with the terms of the Note, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained, and the Company posts a surety bond for the benefit of the Holder in the amount of 200% of the Outstanding Value of this Note which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment. In the absence of such injunction, the Company shall issue Conversion Shares and, if applicable, cash, upon a properly noticed conversion. Nothing in this Note shall limit a Holder’s right (1) to pursue actual damages, (2) lost profit resulting from or caused by the Company’s failure to honor any duly submitted conversion notice or its repudiation of its obligation to honor conversions in accordance with Section 4(b) or Section 4(c) or (3) declare an Event of Default pursuant to Section 8 for the Company’s failure to deliver Conversion Shares within the period specified herein. Without limiting the foregoing, the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(v) Compensation for Buy-In on Failure to Timely Deliver Conversion Shares Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such Conversion Shares by the Share Delivery Date pursuant to Section 4(e)(ii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, Ordinary Shares to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Ordinary Shares so purchased exceeds (y) the product of (1) the aggregate number of Ordinary Shares that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of Ordinary Shares that would have been issued if the Company had timely complied with its delivery requirements under Section 4(e)(ii). For example, if the Holder purchases Ordinary Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.

(vi) Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Ordinary Shares for the sole purpose of issuance upon conversion of this Note as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder, an aggregate number of Ordinary Shares initially equal to 100% of the aggregate number of shares issuable upon conversion of this Note in full at the prevailing Floor Price without regard to any limitations on conversion. The Company covenants that all Ordinary Shares that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable. The Company acknowledges and agrees that the purpose of this Section 4(e)(vi) is to ensure that Company may issue Ordinary Shares from time to time in accordance with the terms hereof and that the reservation of Ordinary Shares pursuant hereto is reasonable in light of the anticipated economic benefits expected by the Company and Holder from conversions of this Note by the Holder. The Company further understands that there are no limitations imposed by Holder on the Company’s ability to, any time, increase the number of its authorized and unissued Ordinary Shares and it is the sole responsibility of the Company to ensure that it has sufficient authorized and unissued Ordinary Shares to comply with its obligations hereunder and to take advantage of opportunities to raise capital from the sale of its securities to third parties. Accordingly, there shall be no presumption that Holder’s requirement that the Company adhere to this Section 4(e)(vi) causes Holder to have any control over the Company’s ability to dispose of authorized and unissued Ordinary Shares.

(vii) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

(viii) Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all Transfer Agent fees required for same-day processing of any Conversion Notice and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

(f) Holder’s Conversion Limitations. The Company shall not effect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the applicable conversion, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of Ordinary Shares beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of Ordinary Shares issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of Ordinary Shares which would be issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes) beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 4(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(f), in determining the number of outstanding Ordinary Shares, the Holder may rely on the number of outstanding Ordinary Shares as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company, or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of Ordinary Shares outstanding. Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of Ordinary Shares then outstanding. In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding Ordinary Shares was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares issuable upon conversion of this Note. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4(f), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares upon conversion of this Note held by the Holder and the Beneficial Ownership Limitation provisions of this Section 4(f) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(f) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note.

5. Adjustments.

(a) Fundamental Transaction. If, at any time while this Note is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company (and all of its Subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Ordinary Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Ordinary Shares, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Ordinary Shares or any compulsory share exchange pursuant to which the Ordinary Shares are effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a share or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding Ordinary Shares (not including any Ordinary Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such share or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share (assuming conversion at the Fixed Price) that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 4(f), the number of Ordinary Shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Ordinary Shares for which this Note is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 4(f)). For purposes of any such conversion, the determination of the Fixed Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Ordinary Shares in such Fundamental Transaction, and the Company shall apportion the Fixed Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Ordinary Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Note, deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note which is convertible for a corresponding number of shares of share capital of such Successor Entity (or its parent entity) equivalent to the Ordinary Shares acquirable and receivable upon conversion of this Note (without regard to any limitations on the conversion of this Note) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of share capital (but taking into account the relative value of the Ordinary Shares pursuant to such Fundamental Transaction and the value of such shares of share capital, such number of shares of share capital and such conversion price being for the purpose of protecting the economic value of this Note immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

(b) Stock Dividends and Stock Splits. If the Company, at any time while this Note is outstanding: (i) pays a share dividend or otherwise makes a distribution or distributions payable in Ordinary Shares on Ordinary Shares or any Ordinary Shares Equivalents (which, for avoidance of doubt, shall not include any Ordinary Shares issued by the Company upon conversion of, or payment of interest on, the Notes), (ii) subdivides outstanding Ordinary Shares into a larger number of shares, (iii) combines (including by way of a reverse share split) outstanding Ordinary Shares into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Ordinary Shares, any shares of share capital of the Company, then the Fixed Price shall be multiplied by a fraction of which the numerator shall be the number of Ordinary Shares (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of Ordinary Shares outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(c) Subsequent Equity Sales. If, at any time while this Note is outstanding, the Company or any Subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Ordinary Shares or Ordinary Shares Equivalents entitling any Person to acquire Ordinary Shares at an effective price per share that is lower than the then the Fixed Price (such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Ordinary Shares or Ordinary Shares Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive Ordinary Shares at an effective price per share that is lower than the Fixed Price, such issuance shall be deemed to have occurred for less than the Fixed Price on such date of the Dilutive Issuance), then simultaneously with the consummation (or, if earlier, the announcement) of each Dilutive Issuance the Fixed Price shall be reduced to equal the lowest VWAP for the Ordinary Shares during the five (5) Trading Days following the consummation or announcement (if earlier) of such Dilutive Issuance (such lowest VWAP, the “Base Fixed Price”); provided, however, that in no event shall the Fixed Price be reduced to an amount that is less than the Floor Price. If the Company enters into a Variable Rate Transaction, the Company shall be deemed to have issued Ordinary Shares or Ordinary Shares Equivalents at the lowest possible conversion price at which such securities may be converted or exercised. The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Ordinary Shares or Ordinary Shares Equivalents subject to this Section 5(c), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 5(c), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Conversion Shares for a conversion under Section 4(c) based upon the Base Fixed Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the Base Fixed Price in the applicable Conversion Notice.

(d) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 5(a) above, if at any time the Company grants, issues or sells any Ordinary Shares Equivalents or rights to purchase shares, warrants, securities or other property pro rata to the record holders of any class of Ordinary Shares (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Ordinary Shares acquirable upon complete conversion of this Note at the Fixed Price (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Ordinary Shares are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such Ordinary Shares as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(e) Pro Rata Distributions. During such time as this Note is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Ordinary Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, shares or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Note, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of Ordinary Shares acquirable upon complete conversion of this Note (without regard to any limitations on conversion hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Ordinary Shares are to be determined for the participation in such Distribution (provided, however, that, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any Ordinary Shares as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(f) Voluntary Adjustment by Company. The Company may at any time during the term of this Note, with the prior written consent of the Holder reduce the then current Fixed Price of each of the Notes to any amount and for any period of time deemed appropriate by the board of directors of the Company.

(g) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of Ordinary Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Ordinary Shares (excluding any treasury shares of the Company) issued and outstanding.

(h) Notice to the Holder.

(i) Adjustment to Fixed Price. Whenever the Fixed Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly deliver to each Holder a notice setting forth the Fixed Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(ii) Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Ordinary Shares, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Ordinary Shares, (C) the Company shall authorize the granting to all holders of the Ordinary Shares of rights or warrants to subscribe for or purchase any shares of share capital of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Ordinary Shares, any consolidation or merger to which the Company(and all of its Subsidiaries, taken as a whole) is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Ordinary Shares are converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Note Register, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Ordinary Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Ordinary Shares of record shall be entitled to exchange their shares of the Ordinary Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Report of Foreign Private Issuer on Form 6-K. For the avoidance of doubt, the Holder shall remain entitled to convert this Note during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 6. Redemption.

(a) Optional Redemption. The Company may, at its option, at any time and from time to time, and so long as the Optional Redemption Conditions are satisfied on the Optional Redemption Notice Date and each Trading Day of the Optional Redemption Period, deliver a written notice (a “Optional Redemption Notice” and the date that such Optional Redemption Notice is delivered the “Optional Redemption Notice Date”) to the Holder of its election (which may be made contingent on the consummation of any other transaction, but which is otherwise irrevocable) to redeem all, but not less than all, of the Notes for an amount in cash equal to the Early Redemption Amount on the date that is 20 Trading Days after the Optional Redemption Notice Date (such 20 Trading Day period the “Optional Redemption Period” and such date of payment specified by the Company, the “Optional Redemption Date”). The Optional Redemption Notice shall include a certification that the Optional Redemption Conditions are satisfied. On the Optional Redemption Date, subject to the consummation of any other transaction on which the Optional Redemption Notice was made contingent, the Company shall deliver an amount in cash to the Holder equal to the Early Redemption Amount by wire transfer of immediately available funds. Notwithstanding the foregoing, if on any Trading Day during the Optional Redemption Period any of the Optional Redemption Conditions is not satisfied, the Holder may, at its option, send a written notice to the Company voiding the Optional Redemption Notice ab initio. For the avoidance of doubt, the Company shall honor all Notices of Conversion delivered at any time, and from time to time, during the Optional Redemption Notice Period.

(b) Notice of a Change of Control Put Right. The Holder may require the Company to redeem (the “Change of Control Put Right”) all, but not less than all, of this Note for an amount in cash equal to the Early Redemption Amount, at any time following the Company’s consummation of a Change of Control Transaction until the 10th Trading Day following the consummation of such Change of Control Transaction (the “Change of Control Put Period”). The Holder may exercise the Change of Control Put Right by delivering a written notice to the Company, at any time during the Change of Control Put Period or prior to the Change of Control Put Period but after the Company’s public announcement of a Change of Control Transaction pursuant to the succeeding sentence, specifying that the Note is to be redeemed, and then the applicable Early Redemption Amount shall be due and payable in cash on the 3rd Trading Day following the Company’s receipt of such notice. The Company shall, to the extent legally permissible and within the Company’s control, publicly announce any Change of Control Transaction at least 45 Trading Days prior to the consummation thereof, but, in any case, the Company shall make such announcement no later than 20 Trading Days prior to the consummation of the applicable Change of Control Transaction.

(c) Subsequent Placement Redemption Right. At any time from and after the earlier of (x) the date the Holder becomes aware of the occurrence of a Placement (the “Holder Notice Date”) and (y) the time of consummation of a Placement (in each case, other than with respect to Excluded Securities) (each, an “Eligible Subsequent Placement”), the Holder shall have the right, in its sole discretion, to require that the Company redeem (each an “Subsequent Placement Optional Redemption”) all, or any portion, of the Outstanding Value under this Note at a price equal to 125% of the Outstanding Value, not to exceed percent ( %)1 of the gross proceeds from all Eligible Subsequent Placements (the “Eligible Subsequent Placement Optional Redemption Amount”) by delivering written notice thereof (an “Subsequent Placement Optional Redemption Notice”) to the Company. Notwithstanding the foregoing, if the Holder is participating in an Eligible Subsequent Placement, upon the written request of the Holder, the Company shall apply all, or any part, as set forth in such written request, of any amounts that would otherwise be payable to the Holder in such Subsequent Placement Optional Redemption, on a dollar-for-dollar basis, against the purchase price of the securities to be purchased by the Holder in such Eligible Subsequent Placement. Each Subsequent Placement Optional Redemption Notice shall indicate that all, or such applicable portion, as set forth in the applicable Subsequent Placement Optional Redemption Notice, of the Eligible Subsequent Placement Optional Redemption Amount the Holder is electing to have redeemed (the “Subsequent Placement Optional Redemption Amount”) and the date of such Subsequent Placement Optional Redemption (the “Subsequent Placement Optional Redemption Date”), which shall be the date of the consummation of such Eligible Subsequent Placement. The portion of the Outstanding Value of this Note subject to redemption pursuant to this Section 6(c) shall be redeemed by the Company in cash at a price equal to the Outstanding Value (or applicable portion thereof) (the “Subsequent Placement Optional Redemption Price”).

Section 7. Covenants.

(a) Affirmative Covenants. As long as any portion of this Note remains outstanding, the Company shall, and shall cause its Subsidiaries to:

(i) The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve (except where otherwise permitted hereunder), all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder except where such failure would not individually or in the aggregate, have a Material Adverse Effect on the Company or any of its Subsidiaries;

(ii) The Company will, and will cause each of its Subsidiaries to, take all action necessary or advisable to maintain all of the Intellectual Property Rights of the Company and/or any of its Subsidiaries that are necessary or material to the conduct of its business in full force and effect;

(iii) The Company shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated (including, without limitation, and for the avoidance of doubt, director’s and officer’s insurance);

[1]	NTD: Holder's pro rata share of 30% based on relative subscription amounts

(iv) The Company and its Subsidiaries shall pay when due all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against the Company and its Subsidiaries or their respective assets or upon their ownership, possession, use, operation or disposition thereof or upon their rents, receipts or earnings arising therefrom (except where the failure to pay would not, individually or in the aggregate, have a Material Adverse Effect on the Company or any of its Subsidiaries);

(v) The Company shall and shall cause each of its Subsidiaries to (a) comply with all laws applicable to it and its business and its obligations under its contracts and agreements, in each case, in all material respects and (b) maintain in effect and enforce policies and procedures reasonably designed to achieve compliance in all material respects by the Company and its directors, officers, employees and agents with anti-corruption laws, anti-terrorism laws, and applicable sanctions;

(vi) The Company will remain registered under Section 12(b) of 12(g) of the Exchange Act and timely with the Commission file all reports required under the Exchange Act, the Securities Act or other applicable securities laws.

(vii) Financial Covenants.

i. Beginning on the earlier of (i) sixty (60) days following the Closing Date, and (ii) the consummation of the investment by the Company’s Chief Executive Officer of the Company’s equity securities, the Company shall maintain at all times in a deposit account maintained at a Cayman Islands bank in favor of the Holder, unencumbered cash on deposit free and clear of all Liens, in an amount equal at least $1,300,000.

ii. The Company’s Revenue, shall be equal or greater than the corresponding amounts set forth on Schedule 1 for the applicable fiscal quarter.

iii. The Company’s EBITDA, shall be equal or greater than the corresponding amounts set forth on Schedule 2 for the applicable fiscal quarter.

iv. The Company’s Free Cash Flow, shall be equal or greater than the corresponding amounts set forth on Schedule 3 for the applicable fiscal quarter.

(b) Negative Covenants. As long as any portion of this Note remains outstanding, the Company shall not, and shall not permit its Subsidiaries to, directly or indirectly:

(i) Other than Permitted Indebtedness, except with the prior written consent of the Collateral Agent the Company shall not and shall cause its of its Subsidiaries to not enter into, create, incur, assume, guarantee or suffer to exist any Indebtedness of any kind.

(ii) Other than Permitted Liens, the Company shall not and shall cause each of its Subsidiaries to not enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom.

(iii) The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than the Note) whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness. .

(iv) The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem or repurchase any Ordinary Shares or other equity securities or declare or pay any cash dividend or distribution out of its capital;

(v) The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any assets or rights of the Company or any Subsidiary owned or hereafter acquired whether in a single transaction or a series of related transactions, other than Permitted Dispositions.

(vi) The Company shall not, and the Company shall cause each of its Subsidiaries to not make or hold any Investments other than: (a) Investments existing on the date of the Exchange Agreement and that are disclosed in the Company’s financial statements included in its most recent periodic report filed with the Commission, (b) Investments in cash and cash equivalents, (c) Investments in Subsidiaries that have executed and delivered the Subsidiary Guaranty and Security Documents reasonably satisfactory to the Collateral Agent to the Collateral Agent; (d) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of the Company’s business; (e) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers in the ordinary course of business and consistent with past practice, provided that this clause (e) shall not apply to Investments of the Company in any Subsidiary thereof; (f) Investments consisting of (i) loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of share capital of the Company pursuant to employee share purchase plans or other similar agreements approved by the Company’s Board of Directors and (ii) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business; provided that the aggregate of all such loans outstanding may not exceed $50,000 at any time; (g) extensions of credit to customers or advances, deposits or payment to or with suppliers, lessors or utilities or for workers’ compensation, in each case, that are incurred in the ordinary course of business; (h) other Investments that do not exceed $1,000,000 in the aggregate per calendar year; (i) other Investments in which the Collateral Agent is given a perfected, first priority security interest, and (j) Permitted Acquisitions.

(vii) The Company shall not and shall cause each of its Subsidiaries to not enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval);

(viii) The Company shall not and shall cause each of its Subsidiaries to not form, establish or acquire any new Subsidiary unless such new Subsidiary (i) is an Excluded Subsidiary or (ii) executes and delivers a Subsidiary Guaranty and Security Documents to the Collateral Agent each in a form reasonably satisfactory to the Collateral Agent, promptly thereupon;

(ix) The Company shall not enter into any business, directly or indirectly, except for those businesses in which the Company is engaged on the date of this Note or that are reasonably related or ancillary thereto or that provide strategic opportunity for the Company at the Company’s discretion.

(x) Notwithstanding Section 7(b)(vi), following February 1, 2026, until the date that the Company files with the SEC its Annual Report on Form 20-F for the year ended December 31, 2025 (the “2026 Form 20-F”), the Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, consummate an Acquisition (including a Permitted Acquisition) by the Company or any Subsidiary of another Person or all or substantially all of the assets of another Person (or any business unit thereof) unless the Company has completed the preparation of all required financial statements and pro forma financial statements required to be incorporated in the Company’s Form 20-F under Regulation S-X under the 1934 Exchange Act and the other rules and regulations of the Commission with respect to any such Acquisition.

(xi) The Company shall not maintain any deposit account or securities account that is not subject to a perfected, first priority security interest in such account, except for Excluded Accounts.

Section 8. Events of Default. +

a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) any default in the payment of all or any part of the Outstanding Value, including, without limitation, principal, interest, premium Redemption Value, 28 Redemption Amounts, in each case, as and when the same shall become due and payable in accordance with the terms of this Note;

(ii) the Company shall fail to observe or perform any other covenant or agreement contained in the Note or in any Transaction Document, which failure is not cured, if possible to cure, within the specified cure period and if not specified, the earlier to occur of 7 Trading Days after (A) notice of such failure sent by a Holder to the Company and (B) the Company has become or should have become aware of such failure (the “Cure Period”);

(iii) any representation or warranty made in this Note, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

(iv) the Company or any Subsidiary shall be subject to a Bankruptcy Event;

(v) the Company or any Subsidiary shall default on any of its obligations under any Indebtedness, that (a) involves an obligation greater than $500,000, whether such Indebtedness now exists or shall hereafter be created, and (b) results in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

(vi) following the earlier of (i) the Effectiveness Date (as defined in the Registration Rights Agreement), (ii) the date on which the Initial Registration Statement is declared effective by the Commission, and (iii) the date the Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act, the Company shall fail for any reason to deliver Freely Tradable Conversion Shares prior to the 5th Trading Day after a Conversion Date pursuant to Section 4(c) or immediately if the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of any Notes in accordance with the terms hereof;

(vii) the occurrence of more than four Conversion Failures;

(viii) the electronic transfer by the Company of Ordinary Shares through the Depository Trust Company or another established clearing corporation is no longer available or is subject to a “chill”, and such failure remains uncured after the Cure Period;

(ix) any Transaction Document shall for any reason fail or cease to create a valid Lien on the collateral described therein in favor of the Collateral Agent (the “Collateral”), or any material provision of any Transaction Document shall at any time for any reason cease to be valid and binding on or enforceable against the Company or the applicable Subsidiary, the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company, any Subsidiary or any governmental authority having jurisdiction over the Company or any such Subsidiary, seeking to establish the invalidity or unenforceability thereof, and such failure is not cured, if possible to cure, within the Cure Period;

(x) any Material Adverse Effect occurs;

(xi) (A) the suspension from trading or the failure of the Ordinary Shares to be listed on a Trading Market for a period of 5 consecutive Trading Days or (B) the threatened failure of the Ordinary Shares to be listed on a Trading Market if such failure is not cured 90 Trading Days prior to the deadline set by such Trading Market.

b) Remedies Upon Event of Default.

(i) Upon the occurrence of any Event of Default and until the date that is thirty (30) Trading Days following the date such Event of Default is cured (the “Event of Default Redemption Right Period”), this Note shall become, at the Required Holder’s election, immediately due and payable in cash equal to (i) the Outstanding Value of this Note to be redeemed multiplied by (ii) 120% (the “Event of Default Redemption Amount”); provided that such acceleration shall be automatic, without any notice or other action of the Required Holders, in respect of an Event of Default occurring pursuant to Section 8(a)(iv). Commencing on the occurrence and continuance of any Event of Default, the interest rate on the Outstanding Value of this Note shall be the greater of (i) 18% per annum and (ii) the maximum amount allowed by law. Interest shall accrue daily from the occurrence of an Event of Default and shall cease upon the cure of such Event of Default and shall be calculated based on a 360-day year and the actual number of days elapsed, to the extent permitted by applicable law. Interest hereunder will be paid to the Person in whose name this Note is registered in the Note Register. Upon the payment in full of the amount owing set forth above, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 8(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. In addition, upon the occurrence of an Event of Default pursuant to Section 8(a)(vi), the Holder shall be entitled to an amount in cash equal to the product of (a) the undelivered Freely Tradable Conversion Shares that should have been delivered to the Holder pursuant to the applicable Conversion Notice (including any Conversion Shares issuable under a Conversion Notice held in abeyance pursuant to Section 4(e)(ii)) but for such Event of Default multiplied by (b) the greatest VWAP of the Ordinary Shares on any Trading Day during the period commencing three Trading Days immediately preceding such Event of Default and ending on the date the Company makes the entire payment required to be made under this Section 8(b). For the avoidance of doubt, during the Event of Default Redemption Right Period, the Holder may convert the Event of Default Redemption Amount into Conversion Shares, in whole or in part and from time to time, in accordance with Section 4 using the Alternate Conversion Price (each conversion an “Alternate Conversion” and each day on which the Holder effects an Alternate Conversion, an “Alternate Conversion Date”).

(ii) Notice. Upon the occurrence and continuation of an Event of Default with respect to this Note, the Company shall within two (2) Business Days of the Company becoming aware of such Event of Default deliver written notice thereof to the Holder via electronic mail to the Holder.

Section 9. Miscellaneous.

(a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by email attachment, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other email address, or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 9(a). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by email attachment, or sent by a nationally recognized overnight courier service addressed to each Holder at the email address or address of the Holder appearing on the books of the Company, or if no such email attachment or address appears on the books of the Company, at the principal place of business of such Holder, as set forth in the Exchange Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via email attachment to the email address set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via email attachment to the email address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

(b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company. This Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth herein.

(c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

(d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

(e) Waiver. Any waiver by the Company or the Required Holders of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Required Holders to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or the Required Holders must be in writing. Any provision of this Note may be waived by the Required Holders, which waiver shall be binding on all of the Holders of the Note and their successors and assigns. Any provision of this Note may be amended by a written instrument executed by the Company and the Required Holders, which amendment shall be binding on all of the Holders of the Notes and their successors and assigns.

(f) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

(g) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is reasonably requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

(h) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(i) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

(j) Secured Obligation. The obligations of the Company under this Note are secured by the Collateral pursuant to the Security Documents.

Section 10. Disclosure. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within the time required by the rules and regulations of Commission, but in no event within two (2) Trading Days, publicly disclose such material, nonpublic information on a Report of Foreign Private Issuer on Form 6-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or its Subsidiaries, the Company so shall indicate to the Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

Section 11. Certain Tax Matters. All payments to be made by the Company under this Note (whether in cash or in Ordinary Shares) shall be made without any Tax Deduction (as defined below) unless a Tax Deduction is required by law. The Company shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Holder accordingly. If a Tax Deduction is required by law to be made by the Company, the amount of the payment due from the Company under this Note shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due under this Note if no Tax Deduction had been required; provided, however, no such increase is required to the extent any holder changes its residency for tax purposes or assigns or transfers its rights and obligations pursuant to this Note and such action leads to the imposition of Tax Deduction on payment that would not have been imposed in the absence of such action or an increase in such liability above the liability that would have been imposed in the absence of such action. If the Company is required to make a Tax Deduction, it shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law. Within thirty (30) days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Company shall deliver to the Holder evidence reasonably satisfactory to the Holder that the Tax Deduction has been made and that any appropriate payment has been paid to the relevant taxing authority. For greater certainty, (i) this Section 11 applies to all payments, whether in the form of cash, Ordinary Shares or otherwise, made under this Note, and (ii) the Company is obligated to indemnify the Holder pursuant to this Section 11 in the event that a Tax Deduction is required in respect of any payment to be made to the Holder under this Note and the company and/or its subsidiaries fail to comply with this Section 11. For purposes of this Section 11, “Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same) and “Tax Deduction” means any deduction or withholding for or on account of any Tax.

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(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

NVNI GROUP LIMITED

By:
	Name:	Pierre Schurmann
	Title:	Chief Executive Officer

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